                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MID AM, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                               MID AM, INC. LOGO

                            221 South Church Street
                           Bowling Green, Ohio 43402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Mid Am, Inc.:                               March 4, 1998

The Annual Meeting of Shareholders of Mid Am, Inc. (the "Company") will be held on April 24, 1998 at 10:00 a.m. at The Toledo Club, Madison Avenue at 14th Street, Toledo, Ohio, for the purpose of considering and voting upon the following matters:

     1. Election of six Class I Directors to serve until the annual meeting of shareholders in 2001.

     2. Approval of the Amended and Restated Mid Am, Inc. 1997 Stock Option
        Plan.

     3. Amendment of Article Fourth of the Amended Articles of Incorporation of the Company to increase the number of common shares authorized from 35 million shares to 100 million shares.

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 23, 1998, are entitled to notice of and to vote at the Annual Meeting of Shareholders. The Annual Report of the Company, the Proxy Statement and Annual Report Supplement, including financial statements for the year ended December 31, 1997, have been mailed to all shareholders with this Notice of Annual Meeting.

                                          By Order of the Board of Directors

                                          /S/MARCI L. KLUMB
                                          MARCI L. KLUMB
                                          Secretary

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE. IF YOUR STOCK IS HELD IN MORE THAN ONE NAME, ALL OWNERS MUST SIGN THE PROXY FORM.

                                  Mid Am, Inc.
                            221 South Church Street
                           Bowling Green, Ohio 43402

                                PROXY STATEMENT

                              GENERAL INFORMATION


     The Board of Directors of Mid Am, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 24, 1998. Each of the 23,585,450 shares of common stock of the Company, without par value ("Common Stock") outstanding on February 23, 1998 will be entitled to one vote on matters acted upon at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies sent to the Company will be voted as designated, and in the absence of instructions will be voted affirmatively. The proxy confers discretionary authority on the proxy holders as to any other matter that may properly come before the Annual Meeting. Any shareholder executing a proxy has the right to revoke it prior to its exercise, by written notice delivered to the Secretary of the Company, by subsequently dated proxy, or by voting in person at the Annual Meeting any time prior to its exercise.


     All costs associated with the solicitation of proxies will be paid for by the Company. Proxies will be solicited primarily by mail, but certain officers and employees of the Company or its subsidiaries may personally solicit proxies without additional compensation. Banks, brokers and other record holders will be asked to send proxies and proxy materials to the beneficial owners of Common Stock to obtain necessary voting instructions, and the Company will reimburse them for their reasonable expenses.

     The proxy materials are first being mailed to shareholders on March 4, 1998.

                             ELECTION OF DIRECTORS

     Under the Code of Regulations of the Company, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III. Each class consists of approximately one-third of the total number of directors, as fixed from time to time by the Board of Directors. Directors serve staggered three-year terms so that directors of only one class are elected at each annual meeting of shareholders.

     On August 15, 1997, the Board of Directors acknowledged the retirement of Board member Harry W. Kessler. The Company wishes to acknowledge the generous service of Mr. Kessler, who has served on the Board of Directors since the Company's formation in 1988. As of the date of this Proxy Statement, no vacancies exist in the Company's Board of Directors.

     At the Annual Meeting, the shareholders will be asked to elect as Class I Directors the six persons listed below, all of whom are presently serving as Class I Directors of the Company. If any of the Company's nominees are unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends. In accordance with the Company's Code of Regulations and Ohio law, if a quorum is present at the Annual Meeting, the nominees for director who receive the greatest number of votes cast by the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected to serve as Class I Directors. Proxies will be voted in favor of the nominees named below or any substitutes unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not affect the election of directors, because such shares are not considered present for voting purposes.

INFORMATION AS TO NOMINEES

     The following information is provided with respect to each Class I Director, all of whom are nominees for re-election at the Annual Meeting.

CLASS I DIRECTORS -- TERM EXPIRES 2001

---------------------------------------------------------------------------------------------------------
                                                                              Shares of Common Stock
                                                                                Beneficially Owned
                                                                              December 31, 1997 (1)
---------------------------------------------------------------------------------------------------------
                                                           Director of
Name, Age & Principal                                        Company         Amount             % of
Occupation During Past 5 Years                                Since            (2)              Class
---------------------------------------------------------------------------------------------------------
Gerald D. Aller, 60....................................       1988            94,053             .39%
President, Aller's Pharmacy, Inc., a retail pharmacy
Walter L. Lamb, Jr., 51................................       1991            22,489             .09
Chairman, Mid-States Container Corp., a manufacturer of
specialty packaging
James E. Laughlin, 68..................................       1993            98,589             .41
Retired; former Chairman and CEO, AmeriFirst Bank,
N.A., a subsidiary of Mid Am, Inc.
Thomas S. Noneman, 57..................................       1988            61,039             .25
President, Tomco Plastic, Inc., a custom plastic
injection molding manufacturer
Douglas J. Shierson, 56................................       1995           185,856             .77
Private Investor
Robert E. Stearns, DDS, 58.............................       1988            50,184             .21
Dentist, Dr. Stearns -- Dr. Zouhary, DDS, Inc.
---------------------------------------------------------------------------------------------------------

INFORMATION AS TO DIRECTORS WHOSE TERM OF OFFICE CONTINUES

     The following information is provided with respect to incumbent Class II and Class III Directors who are not nominees for election at the Annual Meeting.

CLASS II DIRECTORS -- TERM EXPIRES 1999

---------------------------------------------------------------------------------------------------------
                                                                              Shares of Common Stock
                                                                                Beneficially Owned
                                                                              December 31, 1997 (1)
---------------------------------------------------------------------------------------------------------
                                                           Director of
Name, Age & Principal                                        Company         Amount             % of
Occupation During Past 5 Years                                Since            (2)              Class
---------------------------------------------------------------------------------------------------------
Wayne E. Carlin, 66....................................       1988            84,525             .35%
President, Carlin Farms, Inc.
David R. Francisco, 51.................................       1988            93,746             .39
President and COO, Mid Am, Inc.; formerly CEO, Mid
American National Bank and Trust Company (Mid Am Bank),
a subsidiary of Mid Am, Inc.
D. James Hilliker, 50..................................       1995            83,646             .34
Vice President, Better Food Systems, Inc., a company
that owns and operates Wendy's Restaurant franchises
Marilyn O. McAlear, 62.................................       1988            51,997             .21
Vice President and Treasurer, Service Spring Corp., a
manufacturer of spring products
Richard G. Tessendorf, Jr., 55.........................       1993            69,202             .28
Owner and CEO, R.I.C. Security Consultants & Services,
Inc., and R.I.C. Alarms, Inc., service companies that
assist corporations with their security needs
Donald D. "Pete" Thomas, 60............................       1988            50,904             .21
President, Thomas Farms, Inc.
---------------------------------------------------------------------------------------------------------

CLASS III DIRECTORS -- TERM EXPIRES 2000

-----------------------------------------------------------------------------------------------------
                                                                             Shares of Common Stock
                                                                               Beneficially Owned
                                                                             December 31, 1997 (1)
-----------------------------------------------------------------------------------------------------
                                                         Director of
Name, Age & Principal                                      Company          Amount              % of
Occupation During Past 5 Years                              Since             (2)               Class
-----------------------------------------------------------------------------------------------------
James F. Bostdorff, 60...............................       1988              28,271             .12%
Farmer -- Self employed
David A. Bryan, 50...................................       1991              19,584             .08
Partner in the law firm of Wasserman, Bryan, Landry &
Honold
Edward J. Reiter, 58.................................       1988             265,330            1.09
Chairman and CEO, Mid Am, Inc.; formerly Chairman,
Mid Am Bank, a subsidiary of Mid Am, Inc.
Emerson J. Ross, Jr., 56.............................       1988              32,528             .13
Manager of Corporate Community Relations, Owens
Corning, a manufacturer of building materials and
composite products
C. Gregory Spangler, 57..............................       1993              31,815             .13
Chairman and CEO, Spangler Candy Company, a
manufacturer of candy products
Jerry L. Staley, 65..................................       1988             143,422             .59
Retired; formerly Senior Vice President, Mid Am Bank,
a subsidiary of Mid Am, Inc.
All Directors and Executive Officers as a group (42
  persons)...........................................                      2,151,355            8.64%
-----------------------------------------------------------------------------------------------------

(1) Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.


(2) The amounts shown represent the total shares owned outright by such individuals together with shares issuable upon the exercise of currently vested, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Aller, 28,789; Mr. Bostdorff, 15,184; Mr. Bryan, 12,550; Mr. Carlin, 26,180; Mr. Francisco, 52,619; Mr. Hilliker, 16,662; Mr. Lamb, 7,686; Mr. Laughlin, 33,500; Mrs.
    McAlear, 20,499; Mr. Noneman, 26,365; Mr. Reiter, 71,479; Mr. Ross, 18,566;
    Mr. Shierson, 18,226; Mr. Spangler, 25,290; Mr. Staley, 7,686; Dr. Stearns, 20,375; Mr. Tessendorf, 23,452; Mr. Thomas, 19,179; and all directors and executive officers as a group, 645,934.


                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Based upon the information available to management of the Company, no person beneficially owns more than 5% of the outstanding shares of Common Stock. The Trust Department of Mid Am Bank holds Common Stock with sole or shared voting authority in various fiduciary capacities. Mid Am Bank also serves as trustee to the Company's Employee Stock Ownership Pension Plan (the "Pension Plan") and Employee Stock Ownership and Savings Plan (the "Profit Sharing Plan") under which voting rights are passed through to participants, and in such capacity regularly purchases shares of Common Stock from the Company, in the open market or in privately negotiated transactions through independent third party purchasing agents. In its fiduciary capacity, Mid Am Bank held 2,223,717 shares of the Company's Common Stock on December 31, 1997, representing 9.17% of the outstanding shares of Common Stock.

                               BOARD OF DIRECTORS
               MEETINGS, COMMITTEES, FUNCTIONS, AND COMPENSATION

     The Board of Directors of the Company met 12 times during 1997, with committee meetings scheduled as needed. All directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served.


     The Company does not have a standing compensation committee or nominating committee. The functions of a compensation committee are served by the Special Projects Committee, which annually reviews and approves levels of compensation of the Company's senior officers and subsidiary presidents and chief executive officers. The Special Projects Committee members in 1997, all of whom are non-employee directors, were Messrs. Aller, Bostdorff, Bryan, Lamb, Noneman, Spangler and Staley, Dr. Stearns and Mrs. McAlear. The Special Projects Committee met three times during 1997.


     The Company has a standing Audit Committee, which approves and reviews the internal audit programs of the Company and its subsidiaries, and reviews the results of the independent accountant's audit. Members of the Audit Committee in 1997, all of whom are non-employee directors, were Messrs. Carlin, Hilliker, Kessler, Laughlin, Ross, Shierson, Tessendorf and Thomas. The Audit Committee met six times during 1997.

     Non-employee directors of the Company received an annual retainer in 1997 of $13,000, a fee of $400 for each Board of Directors meeting attended and a fee of $225 for each committee meeting attended in 1997. In addition, the Mid Am, Inc. 1992 Stock Option Plan, as amended (the "1992 Option Plan") and the Amended and Restated Mid Am, Inc. 1997 Stock Option Plan (the "1997 Option Plan") provide for an automatic grant to non-employee directors of the Company of non-qualified options to acquire 1,098.07 shares of Common Stock in November of each year including 1997. Directors who are employees of the Company are not compensated for their service on the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table is a summary of certain compensation awarded to, paid to, or earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executives") during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                           Annual Compensation       Long Term Compensation
-----------------------------------------------------------------------------------------------------------------
                                                                    Securities    Securities
                                                                    Underlying    Underlying
                                                                      Option       Elective         All Other
Name/Title                        Year    Salary (1)     Bonus      Grants (2)    Options (3)    Compensation (4)
-----------------------------------------------------------------------------------------------------------------
Edward J. Reiter..............    1997     $415,000     $291,685      84,523                         $82,015
Chairman & CEO                    1996      385,000      250,594      19,250                          66,225
Mid Am, Inc.                      1995      373,000      133,123      24,200         7,098            46,365
Robert E. Dorr (5)............    1997     $310,000     $512,108      10,977                         $20,162
President & CEO                   1996      159,103       10,095       3,300                             432
Mid Am Credit Corp.               1995
David R. Francisco............    1997     $325,000     $229,618      63,016                         $64,432
President & COO                   1996      300,000      202,524      13,750                          51,860
Mid Am, Inc.                      1995      291,000      104,290      18,150         4,425            34,319
James F. Burwell..............    1997     $201,792     $122,357      16,762                         $40,086
President & CEO                   1996      193,100       90,346       4,400                          33,640
First National Bank               1995      178,100       89,183       3,816         3,540            22,461
Northwest Ohio
Patrick A. Kennedy............    1997     $199,073     $120,194      16,762                         $39,381
President & CEO                   1996      190,500       95,659       4,400                          34,136
Mid Am Bank                       1995      167,500       80,918       3,757         3,512            20,281
-----------------------------------------------------------------------------------------------------------------


(1) Included are amounts earned but deferred at the election of a Named Executive, and amounts forfeited in exchange for Elective Options (defined below) pursuant to the Company's 1992 Option Plan. The amount of compensation forfeited in exchange for Elective Options is also reported in this table as Securities Underlying Elective Options. (See footnote 3).


(2) Securities Underlying Option Grants represents options to acquire shares of Common Stock granted as long-term incentive compensation under the 1992 Option Plan and the 1997 Option Plan (collectively, the "Option Plans"). Reflected in 1997 are the following make-up option grants awarded to Named Executives as a supplement to their 1996 Option Grants (Mr. Reiter, 34,523; Mr. Dorr, 5,077; Mr. Francisco, 23,016; Mr. Burwell, 8,462; and Mr. Kennedy, 8,462). See "REPORT ON EXECUTIVE COMPENSATION, Long-Term Compensation." Options granted are adjusted for stock splits, stock dividends and similar occurrences affecting all outstanding shares.


(3) Securities Underlying Elective Options represents stock options ("Elective Options") granted on December 31, 1995 in exchange for the Named Executive's voluntary forfeiture of a portion of 1996 salary and/or director fees pursuant to the 1992 Option Plan. Elective Options are adjusted for stock splits, stock dividends and similar occurrences affecting all outstanding shares.


(4) In 1997, All Other Compensation consists of the maximum allowable contributions under the 401(k) plan, Profit Sharing Plan and Pension Plan for Messrs. Reiter, Francisco, Burwell and Kennedy of $4,800, $4,800 and $9,600, respectively, and for Mr. Dorr of $4,677, $4,677 and $9,354, respectively; amounts paid or accrued under the Company's Make Up Plan (Mr. Reiter, $60,870; Mr. Francisco, $43,708; Mr. Burwell, $16,106; and Mr. Kennedy, $16,385); and group term life insurance premiums paid by the Company (Mr. Reiter, $1,945; Mr. Dorr, $1,454; Mr. Francisco, $1,524; Mr. Burwell, $947; and Mr. Kennedy, $934).


(5) Mr. Dorr is the President and CEO of Mid Am Credit Corp. (MACC), the Company's commercial leasing and finance subsidiary. In connection with the founding of MACC in 1996, the Company entered into an employment agreement with Mr. Dorr which includes a cash incentive based upon the subsidiary's net after tax income after meeting certain performance standards. See "REPORT ON EXECUTIVE COMPENSATION, Employment Contracts and Change in Control Arrangements." Mr. Dorr's historical information reflects the nine months in 1996 during which MACC operated.

BENEFICIAL OWNERSHIP


-------------------------------------------------------------------------------------------------
                                                                     Shares of Common Stock
                                                                       Beneficially Owned
                                                                      December 31, 1997 (1)
-------------------------------------------------------------------------------------------------
Name                                                            Number (2)       Percent of Class
-------------------------------------------------------------------------------------------------
Edward J. Reiter............................................     265,330               1.09%
Robert E. Dorr..............................................       1,235                .01
David R. Francisco..........................................      93,746                .39
James F. Burwell............................................      59,816                .25
Patrick A. Kennedy..........................................      58,096                .24
-------------------------------------------------------------------------------------------------


(1) Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.


(2) The amounts shown represent the total shares owned outright by such individuals together with shares issuable upon the exercise of currently vested, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Reiter, 71,479; Mr. Dorr, 660; Mr. Francisco, 52,619; Mr. Burwell, 24,953; and Mr. Kennedy, 24,577.


STOCK OPTIONS

     The following table sets forth information concerning 1997 grants to the Named Executives of options to purchase Common Stock under the Option Plans.

OPTION GRANTS TABLE
--------------------------------------------------------------------------------





                                                                                           Potential Realizable
                                    Option Grants in Last Fiscal Year                     Value at Assumed Rates
                                 ---------------------------------------                      of Stock Price
                                                                                             Appreciation for
                                                                                               Option-Term(2)
----------------------------------------------------------------------------------------------------------------
                                 Number of         % of
                                 Securities       Total
                                 Underlying      Options       Exercise
                                  Options        Granted         Price      Expiration
Name                             Granted(1)    to Employees    Per Share       Date          5%          10%
----------------------------------------------------------------------------------------------------------------
Edward J. Reiter......  03/97      34,523          21.5%        $15.34       03/20/07     $333,052    $  844,019
                        11/97      50,000          19.8          21.00       11/20/07      660,339     1,673,429
Robert E. Dorr........  03/97       5,077           3.2          15.34       03/20/07       48,979       124,122
                        11/97       5,900           2.3          21.00       11/20/07       77,920       197,465
David R. Francisco....  03/97      23,016          14.3          15.34       03/20/07      222,041       562,695
                        11/97      40,000          15.9          21.00       11/20/07      528,271     1,338,743
James F. Burwell......  03/97       8,462           5.3          15.34       03/20/07       81,635       206,879
                        11/97       8,300           3.3          21.00       11/20/07      109,616       277,789
Patrick A. Kennedy....  03/97       8,462           5.3          15.34       03/20/07       81,635       206,879
                        11/97       8,300           3.3          21.00       11/20/07      109,616       277,789
----------------------------------------------------------------------------------------------------------------


(1) Options were granted on March 20, 1997 as a supplement to the Named Executives' 1996 option grants (see "REPORT ON EXECUTIVE COMPENSATION, Long-Term Incentive Compensation"), and on November 20, 1997, and vest in 20% increments over five years. The option exercise price is not adjustable except for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market value of the Common Stock.

FISCAL YEAR-END OPTION VALUE TABLE


--------------------------------------------------------------------------------------------------------------------------
                                                               Number of Shares                        Value of
                                                                  Underlying                         Unexercised
                                                             Unexercised Options                     In-the-Money
                                                                 at 12/31/97                     Options at 12/31/97
--------------------------------------------------------------------------------------------------------------------------
                           Shares          Value
                         Acquired on      Realized      Exercisable      Unexercisable      Exercisable      Unexercisable
Name                     Exercise(#)        ($)             (#)               (#)               ($)               ($)
--------------------------------------------------------------------------------------------------------------------------
Edward J. Reiter.....         0              $0           71,479            120,457         $1,030,992        $1,014,263
Robert E. Dorr.......         0               0              660             13,617              6,270           105,956
David R. Francisco...         0               0           52,619             89,417            764,299           737,413
James F. Burwell.....         0               0           24,953             24,914            365,315           225,523
Patrick A. Kennedy...         0               0           24,577             24,647            358,072           221,443
--------------------------------------------------------------------------------------------------------------------------


EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

     In connection with the establishment of MACC in 1996, the Company entered into an employment agreement with Mr. Dorr, who is the only Named Executive with an employment agreement. The Company's philosophy of autonomous subsidiaries managed by entrepreneurial leaders provided the basis for the agreement. The Company's unique approach to Mr. Dorr's employment arrangement protects the Company in the event of losses in the subsidiary, and allows Mr. Dorr to participate with the Company in the event of MACC's success.


     Under the employment agreement, Mr. Dorr is personally liable to the Company if MACC incurs a cumulative net after tax loss in excess of $2 million. If MACC achieves a profit, Mr. Dorr earns a cash incentive calculated as a percentage of the subsidiary's net after tax income in excess of a return on equity of 25%. The cash incentive is paid over two years, contingent upon Mr. Dorr's continued employment by the Company. Mr. Dorr does not participate in the Company's general annual incentive compensation plan. The employment agreement is for a term of ten years, is terminable for cause including the subsidiary's failure to achieve certain financial performance goals, and contains a covenant not to compete.


CHANGE IN CONTROL ARRANGEMENTS

     To assure continuity of management and operations, the Company and its subsidiaries have Change in Control Agreements (the "Agreements") with certain of their executive officers. The Company has entered into an Agreement with each of the Named Executives.

     Pursuant to the Agreements, the Company and its subsidiaries may terminate an executive officer's employment for any reason or for no reason, with or without notice. In the event of an involuntary termination or diminution of status without cause after a change in control (as defined), the executive officers are entitled to compensation payable in a lump sum or monthly installments in the following multiples of the individual's average total compensation for the immediately preceding two years: (1) one and one-half times for all senior vice presidents of the Company; (2) two times for all presidents and chief executive officers of the Company's subsidiaries; and (3) two and one-half times for the Company's executive vice presidents, President and Chief Executive Officer. If an individual has been with the Company or a subsidiary for less than two years at the time of a change in control, the amount payable under the Agreement will be based upon the individual's average total compensation during the term of his or her employment. The Company and its subsidiaries are not obligated to pay any amount which is in excess of the then maximum amount which is deductible for federal income tax purposes.

     For purposes of the Agreements, a change in control is defined, among other occurrences, as a merger, consolidation or sale of substantially all of the assets of the Company with or into any other corporation where shareholders of the Company receive less than 50% of the shares of the resulting corporation; certain situations involving the issuance, ownership, or control of in excess of 24.99% of the outstanding Common Stock or assets of the Company; or the removal, termination or retirement of more than 49% of the members of the Board of Directors.

                        REPORT ON EXECUTIVE COMPENSATION

     The compensation of executive officers of the Company and the presidents and chief executive officers of each of its subsidiaries is reviewed and established annually by the Special Projects Committee (the "Committee"), which is comprised entirely of non-employee directors. The compensation of executive officers of the subsidiaries, with the exception of each of their presidents and chief executive officers, is established annually by the Boards of Directors of the subsidiaries.

     In 1996, the Company retained Towers Perrin, a nationally recognized compensation and employee benefit consulting firm. Towers Perrin assisted the Committee in analyzing the competitiveness of the Company's 1996 executive compensation package as compared with similar organizations, to ensure that 1997 compensation arrangements effectively support the Company's long-term business strategy. The Company's compensation philosophy applicable to executive officers, as implemented under the supervision of the Committee, is to enable the Company to attract and retain qualified executives through competitive cash compensation, to reward quality performance through incentive compensation, and to encourage executives to manage the Company in a manner that maximizes long-term shareholder value through stock option grants and Profit Sharing Plan contributions.


     Prior to 1996, the Committee separately evaluated base salary, annual incentive compensation and long-term incentive compensation as compared with competitive market data. Beginning in 1996, the Committee shifted its focus to the combination of base salary, short- and long-term incentives, or total direct compensation. The Committee separately evaluated base salary and annual incentive compensation, and utilized long-term incentive compensation to bring 1997 total direct compensation to a competitive level.


     The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that should be included in a peer group established to compare shareholder returns. Therefore, while certain members of the compensation peer group are included in the Nasdaq Bank Index, the compensation peer group is not identical to the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

BASE SALARY

     Base salaries for executive officers are set at levels competitive with peer banking institutions and general industries, as applicable, and are adjusted for individual performance. To develop peer groups for the Company and its subsidiaries, Towers Perrin collected market pay data from surveys covering the banking industry and applicable general industries. Towers Perrin then analyzed the compensation of the Company's executive officers as compared with compensation packages offered by United States companies of similar asset or revenue size, as applicable.

ANNUAL INCENTIVE COMPENSATION


     Corporate-wide incentive compensation awards play a key role in implementing the Company's strategy of attracting and retaining qualified executive officers, by rewarding quality performance. The Company's annual cash incentive compensation is based on short-term performance, including (1) achievement of Company or subsidiary annual return on equity ("ROE") and return on assets goals, which are established by the Boards of Directors of the Company and its subsidiaries; (2) achievement of work group or departmental goals; and
(3) individual performance. These criteria are weighted on the basis of the participant's job responsibilities and ability to affect the financial performance of the Company or subsidiary as a whole. For example, awards to executive officers who are senior vice presidents are comprised of 70% corporate performance and 30% individual and/or workgroup performance, while a bank teller's criteria is weighted 80% on individual and banking center performance and 20% on corporate performance. Incentive compensation for Messrs. Reiter and Francisco is awarded solely on the basis of the financial performance of the Company while Messrs. Burwell and Kennedy are awarded incentive compensation based upon the financial performance of their respective subsidiaries (75%) and the financial performance of the Company (25%). Each individual's total award may then be modified up or down based upon overall Company performance. Mr. Dorr does not participate in the Company's incentive plan, but is instead paid a cash bonus calculated as a percentage of MACC's after tax income in excess of a 25% return on equity. See "Employment Agreements and Change in Control Arrangements."

     Awards under the incentive plan are paid on a matrix, with the payout corresponding to varying levels of achievement in the financial, work group and individual performance perspectives. Target and maximum bonus percentages for Messrs. Reiter and Francisco are 35% and 70% of base salary, respectively. Target and maximum bonus percentages for the remaining Named Executives, with the exception of Mr. Dorr who is not a plan participant, are 30% and 60% of their base salaries, respectively. No incentive awards are payable to a Named Executive if the Company and his or her subsidiary fail to meet minimum levels of financial performance established by the Boards of Directors of the Company and its subsidiaries.


LONG-TERM INCENTIVE COMPENSATION

     In 1996, the Company determined that long-term incentive compensation was the appropriate vehicle to incrementally move executive officers' total direct compensation in line with the Company's peer group. Long-term incentive compensation is comprised of stock option grants and Company contributions to the Profit Sharing Plan. Based upon peer group information provided by Towers Perrin, the Committee determined that total direct compensation levels for the Company's executive officers were below competitive market benchmark levels. Therefore, in March, 1997, the Committee approved a "make-up" option grant as a supplement to its November, 1996 grant.

     Options to purchase Common Stock are granted to executive officers under the Option Plan to encourage these individuals to manage the Company in a manner that will increase long-term shareholder value. Grants are made at an option price of 100% of the Common Stock's market value on the grant date, generally vest in 20% increments over five years, and expire 10 years from the date of grant unless the optionee no longer serves as an executive officer. Options are granted by the Committee using the Black-Scholes option valuation model, and may be adjusted based upon considerations such as dilution, the number of shares of Common Stock outstanding, and Company, subsidiary and individual performance.

     Profit Sharing Plan contributions up to 3% of the participant's base salary are made by the Company if corporate ROE targets set by the Board of Directors are met. Contributions are intended to qualify as employee stock ownership contributions and are invested primarily in Common Stock.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The compensation of the Chief Executive Officer is reviewed by the Committee annually in the last quarter of each year to establish the total compensation of the CEO for the following year. In determining the CEO's compensation, the Committee considered the Company's 1996 financial performance, the CEO's contribution to the short- and long-term objectives of the Company and the competitive total direct compensation data for the Company's peer group as developed by Towers Perrin.


     The Committee considered the Company's financial performance in 1996 to be strong, with record earnings of $26 million, and return on average common shareholders' equity and return on average total assets reaching the Company's long-term earnings objectives. The Company's 1996 financial performance ranked in the 74th percentile as compared with the financial performance of the Company's peers.


     Based upon this performance and market pay data supplied by Towers Perrin, the Committee established the CEO's initial base salary for 1997 at $415,000, representing a 7.8% increase over the previous year's base salary of $385,000 and placing the CEO slightly above the fiftieth percentile of the Company's peer group for base salaries. The corresponding short-term cash bonus target and maximum increased to $145,250 and $290,500, respectively. Because the CEO's total direct compensation was significantly below the competitive market benchmark level reported by Towers Perrin, the Committee granted the CEO a 1996 make-up grant of options to acquire 34,523 shares of Common Stock, and a 1997 grant of options to acquire 50,000 shares of Common Stock.

     The foregoing report is submitted by the members of the Company's Special Projects Committee.

Gerald D. Aller       James F. Bostdorff   David A. Bryan
Walter L. Lamb, Jr.   Marilyn O. McAlear   Thomas S. Noneman
C. Gregory Spangler   Jerry L. Staley      Robert E. Stearns

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, Mid Am Bank paid legal fees to Wasserman, Bryan, Landry & Honold, a law firm in which Mr. Bryan is a partner. Mr. Staley is a retired Senior Vice President of Mid Am Bank.

MID AM, INC. COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph shows a comparison of cumulative total shareholder returns for the Company, the Standard & Poor's 500 Stock Index and the Nasdaq Bank Index for the five-year period ended December 31, 1997. The total shareholder return assumes a $100 investment in the Common Stock and each index on December 31, 1992, and that all dividends were reinvested.


-------------------------------------------------------------------------------
Measurement Period
(Fiscal Year Covered)       Mid Am, Inc.    S&P 500 Index    Nasdaq Bank Index
-------------------------------------------------------------------------------
1992                            100             100             100
1993                            121             110             114
1994                            138             111             114
1995                            175             153             169
1996                            208             189             223
1997                            355             251             377
-------------------------------------------------------------------------------


                        APPROVAL OF THE 1997 OPTION PLAN

     The Board of Directors of the Company approved the 1997 Option Plan at its meeting on March 20, 1997, and amended and restated the 1997 Option Plan at its meeting on January 15, 1998. The 1997 Option Plan (1) permits the grant of incentive stock options and non-qualified stock options to key managerial personnel of the Company and its subsidiaries; and (2) provides for the automatic grant to each non-employee director of the Company of non-qualified options to purchase (a) 2196.15 shares of Common Stock on the date such person becomes a director, and (b) 1098.07 shares of Common Stock annually. Five percent of the Company's issued and outstanding shares of Common Stock are reserved for issuance under the 1997 Option Plan.

     Under the 1997 Option Plan, the exercise price of options is 100% of the fair market value of the Common Stock on the grant date. Options may be transferred with the approval of the Company's Board of Directors and expire upon the earlier of (1) ten years from the grant date; (2) three years after retirement; (3) one year after death or permanent disability; or (4) two months after termination of employment for any reason. Options granted to non-employee directors vest immediately, and options granted to employees generally vest on a schedule of 20% per year over five years.

     To date, only non-qualified options have been granted under the Option Plans. A non-qualified stock option will not result in any taxable income to the optionee or deduction for the Company at the time it is granted. In general, the optionee will recognize ordinary income at the time of exercise of the option in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option price, and the Company will be entitled to a corresponding deduction. Generally, upon a subsequent sale of the optioned stock, the difference between the proceeds of the sale and the fair market value of the stock on the date of exercise will be taxed as capital gain or loss (long- or short-term, depending on the holding period).

     The 1997 Option Plan is attached to this Proxy Statement as Annex 1, and will be submitted to the shareholders for approval at the Annual Meeting. The affirmative vote of a majority of the total votes cast in person or by proxy and entitled to vote at the Annual Meeting is required to adopt the 1997 Option Plan. Proxies will be voted in favor of the proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will not affect the approval of the 1997 Option Plan, because such shares are not considered present for voting purposes.

                         AMENDMENT OF ARTICLE FOURTH OF
                     THE AMENDED ARTICLES OF INCORPORATION

     The Board of Directors recommends the amendment of Article Fourth of the Company's Amended Articles of Incorporation to increase the number of authorized shares of Common Stock from 35 million shares to 100 million shares. This amendment would be effective on the date it is filed with the Ohio Secretary of State.


     The Board of Directors believes that it is prudent to have a sufficient number of authorized but unissued shares available for use in future acquisitions, for general corporate purposes such as future stock splits or stock dividends, and for other proper purposes. The Company has an historic pattern of stock splits and stock dividends and the Board of Directors continuously evaluates whether circumstances warrant such action. The Company has no current plans to issue any of the additional authorized shares, but such shares would be available for issuance without further action by the shareholders except as required by applicable law.



     If additional shares of Common Stock are issued by the Company, it may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing Common Stock shareholders. Also, an increase in authorized shares may, in some cases, make a change in control of a publicly held company more difficult by allowing selective placement of newly issued shares. The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Company or to effect large accumulations of the Company's Common Stock.


     The resolution attached to this Proxy Statement as Annex 2 will be submitted for adoption at the Annual Meeting. The affirmative vote of the holders of shares of Common Stock entitling them to exercise a majority of the voting power of the Company is required to adopt the proposed amendment. Proxies will be voted in favor of the resolutions unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the Amendment.

                          TRANSACTIONS WITH MANAGEMENT

     The Company's bank subsidiaries have engaged and expect to continue to engage in transactions with directors and executive officers of the Company, members of their immediate families, and entities which they control. These transactions consisted of extensions of credit in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

     Patricia A. Wise, spouse of Mr. Francisco, is the President of Wise People Management, Inc. and a member of Wise and Dorner, Ltd., a limited liability company formed for the practice of law. In 1997, the Company and its subsidiaries paid approximately $122,000 for consulting, litigation and employment law services provided by Ms. Wise and her companies.

                         RELATIONSHIPS WITH AFFILIATES

     Certain banking centers and/or real estate upon which Mid Am Bank banking centers are situated are owned by Bancsites, Inc. and are leased to the bank pursuant to long-term lease agreements. Bancsites was a wholly owned subsidiary of the bank until 1977, when all of its shares were distributed pro rata to the bank's shareholders. Subsequently, Bancsites effected a reverse stock split whereby minority shareholders received cash in exchange for their shareholdings in the corporation. Currently, Mr. Reiter and certain officers and directors of the Company and Mid Am Bank beneficially own 13.66% of the outstanding shares of Bancsites, including approximately 7.38% held by Mr. Reiter. Furthermore, a senior officer of Mid Am Bank has a management position with Bancsites.

     During 1997, Mid Am Bank made lease payments to Bancsites totaling $496,000. Mid Am Bank expects to continue to make lease payments to Bancsites in 1998. Furthermore, Mid Am Bank performs certain administrative services for Bancsites at a cost of approximately $7,600 per year. The long-term leases between the bank and Bancsites are on terms comparable to those in similar transactions with unrelated parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934, members of the Board of Directors and certain executive officers of the Company and its subsidiaries file periodic reports with the Securities and Exchange Commission disclosing their beneficial ownership of Common Stock. During 1997, and based solely upon a review of such reports, the Company believes that all filing requirements under Section 16 were complied with on a timely basis, except that David A. Bryan failed to timely file one Form 4 relating to a single transaction. The report was promptly filed on behalf of Mr. Bryan upon learning of the error.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     During 1997, the Company engaged Price Waterhouse LLP to provide audit services for the Company and its subsidiaries and to provide certain non-audit services including advice on accounting, tax and reporting matters. The Board of Directors of the Company has selected Price Waterhouse LLP as its independent accountants for 1998. Price Waterhouse LLP is expected to have a representative at the Annual Meeting. Such representative will have an opportunity to make a statement if (s)he desires to do so, and is expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of the Company for its 1999 annual meeting must be made by a qualified shareholder and must be received by the Company no later than November 4, 1998, for review and consideration for inclusion in the Company's proxy statement.

                             OTHER BUSINESS MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the enclosed proxy will confer discretionary authority with respect to matters which are not now known to the Board of Directors and which may properly come before the meeting.

     Copies of the Company's Annual Report on Form 10-K will be available without charge to shareholders upon request. Address all requests, in writing, to the Shareholder Relations Department, Mid Am, Inc., 221 South Church Street, P.O. Box 428, Bowling Green, Ohio 43402.

March 4, 1998                             By Order of the Board of Directors

                                          Marci L. Klumb
                                          MARCI L. KLUMB
                                          Secretary

                                    ANNEX 1


            AMENDED AND RESTATED MID AM, INC. 1997 STOCK OPTION PLAN



     WHEREAS, Mid Am, Inc. adopted the Mid Am, Inc. 1997 Stock Option Plan, effective March 20, 1997; and



     WHEREAS, Mid Am, Inc. has reserved the right to amend the Mid Am, Inc. 1997 Stock Option Plan, and now deems it desirable to do so.



     NOW, THEREFORE, pursuant to the power reserved to Mid Am, Inc. to amend the Mid Am, Inc. 1997 Stock Option Plan, the Mid Am, Inc. 1997 Stock Option Plan is hereby amended and restated in its entirety effective March 20, 1997 (the "Effective Date") as follows:


                                   ARTICLE I
                           PURPOSE AND SCOPE OF PLAN

1.01 ESTABLISHMENT


     Mid Am, Inc., an Ohio corporation, hereby establishes a plan to be called the Amended and Restated Mid Am, Inc. 1997 Stock Option Plan (the "Plan").


1.02 PURPOSE

     The purpose of the Plan is to promote the long-term growth and prosperity of Mid Am, Inc. by providing officers, directors and key employees, who are in a position to contribute materially to the prosperity of the Company, a financial incentive through stock ownership to make significant contributions toward this success. The Plan is designed to attract and retain employees and directors and to encourage them to acquire an ownership interest in Mid Am, Inc. The Plan provides for granting these individuals options for the purchase of shares of common stock of the Company.

1.03 DEFINITIONS

     Unless otherwise defined herein or the context clearly indicates otherwise, the following terms have the meanings set forth below:

          (a) "Board" shall mean the Board of Directors of Mid Am, Inc.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean a committee of the Board appointed by the Board to administer the Plan, composed of directors satisfying the definition of a "non-employee director" under Rule 16b-3 promulgated pursuant to Section 16 of the Exchange Act.

          (d) "Company" shall mean Mid Am, Inc., an Ohio corporation, and its subsidiaries and affiliates.

          (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) "Fair Market Value" shall mean the closing price of the Stock on the Nasdaq National Market.

          (g) "Key Employees" shall mean employees at the level of senior vice president or above, and any other employees of the Company who, in the sole determination of the Board, have rendered valuable service to the Company or whose present or potential service to the Company merits the grant of Options.

          (h) "Non-Employee Directors" shall mean all statutory directors of the Company who are not employees of the Company.

          (i) "Incentive Stock Option" shall mean an Option that qualifies as an Incentive Stock Option as described in Section 422(b) of the Code.

          (j) "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

          (k) "Option" shall mean a right to purchase shares of Stock, granted pursuant to the Plan.

          (l) "Option Price" shall mean the purchase price for Stock under an Option, determined pursuant to the Plan.

          (m) "Participant" shall mean a Key Employee, officer, or Non-Employee Director of the Company to whom an Option is granted under the Plan.


          (n) "Plan" shall mean this Amended and Restated Mid Am, Inc. 1997 Stock Option Plan, as amended.


          (o) "Stock" shall mean the common stock of the Company, no par value.

1.04 ADMINISTRATION

     (a) The Plan shall be administered by the Board which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan to a Committee. If the Board chooses to appoint a Committee, all references to the Board shall be deemed to refer to the Committee.

     The Board from time to time may adopt (and thereafter amend and rescind) rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Board shall be final and conclusive. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     (b) Notwithstanding any other provision of the Plan, the Company shall not be required and shall have no liability to deliver any shares of Stock under the Plan or make any distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

1.05 SHARES SUBJECT TO PLAN

     Subject to Section 3.02, the maximum number of shares of Stock which may be issued upon exercise of Options under the Plan shall not exceed five percent (5%) of the total shares of Stock issued and outstanding as of the Effective Date; provided, however, that if the number of issued and outstanding shares of Stock is increased after the Effective Date, the maximum number of shares of Stock for which Options may be granted under the Plan shall be increased by five percent (5%) of such increase. The shares to be transferred or sold under the Plan shall be authorized but unissued shares of common stock or authorized shares held as treasury stock. The Company shall purchase any other shares required for the Plan on the open market or from private sources. In the event that any Options under the Plan expire or are forfeited or canceled, the shares of Stock allocable to the unexercised portion of all such Options shall again be available for an Option grant under the Plan.

1.06 ELIGIBILITY


     (a) Options may be awarded from time to time only to Non-Employee Directors and Key Employees of the Company. The Board will, in its discretion, determine the Key Employees to be awarded Options, the time or times at which such Options shall be granted and, in connection therewith, the number of shares to be covered by each grant of such Options and the manner in which they may be exercised. In making this determination, the Board may take into consideration the value of the services rendered by the respective individuals, their present and/or potential contributions to the success of the Company and such other factors which the Board may deem relevant in accomplishing the purpose of the Plan. All terms and conditions of Options, other than Options granted to Non-Employee Directors, shall be subject to all restrictions and conditions imposed by the Board, and these terms and conditions need not be the same for all Participants. Eligible directors are all Non-Employee Directors of the Company. The award of Options to these Non-Employee Directors is not subject to the discretion of the Board. Directors serving on the Committee who are Non-Employee Directors may receive Options.



     (b) Options to Non-Employee Directors are awarded pursuant to the terms of the 1992 Stock Option Plan, as amended (the "1992 Plan"). Options under this Plan may be awarded on the same terms as provided in the 1992

Plan, if the requisite number of Options are not available under the 1992 Plan to fulfill the Option requirements of the Non-Employee Directors.

     (c) Nothing in the Plan or in any grant of Options shall confer on any person any right to continue in the employ of the Company, nor interfere with the right of the Company to terminate the person's employment at any time. No employee shall have a right to be selected as a Participant, nor having been so selected, to be selected again as a Participant.

                                   ARTICLE II
                         PROVISIONS RELATING TO OPTIONS

2.01 GENERAL

     The grant of an Option entitles the Participant to purchase shares of Stock at the Option Price established by the Board. It is the intent of the Plan that Options granted shall be Incentive Stock Options, to the extent and only to the extent that these Options are so identified in writing. All Options not identified as Incentive Stock Options at the time of grant are intended to be Non-Qualified Stock Options.

2.02 TERMS AND CONDITIONS OF OPTIONS

     Each Option granted under the Plan shall be evidenced by a Stock Option Agreement in a form not inconsistent with the Plan, provided that the subject of the following terms and conditions be included:

          (a) Option Price. The Option Price shall be determined by the Board, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the trading day immediately preceding the date of the grant.

          (b) Term of Option. The Option and any related right shall not be exercisable after the expiration of ten (10) years from the date the Option was granted.

          (c) Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board. No Option may be exercised with respect to a fractional share, and no fractional shares will be issued upon the exercise of an Option.

          (d) Termination of Employment. Upon the termination of a Participant's employment by the Company or service as a Non-Employee Director for any reason other than death, such Participant may exercise vested Options until the earlier of the expiration of its original term or:

             (1) if termination is due to retirement, three (3) years after termination;

             (2) if termination is due to total and permanent disability as determined by the Board, one (1) year after termination;

             (3) if termination is for any other reason, two (2) months after the date of notice of termination.

     Leaves of absence for periods and purposes conforming to the personnel policy of the Company, as may be approved by the Board, shall not be deemed terminations or interruptions of employment.

          (e) Death of Participant. In the event of the death of a Participant during the period in which an Option is exercisable, the Option granted to that person shall be exercisable only within the twelve (12) months next succeeding such death, and then only:

             (1) by the executor, executrix, administrator or administratrix of such Participant's estate or by the person or persons to whom such Participant's rights under the Option shall pass by such Participant's will or the laws of descent and distribution; and

             (2) if and to the extent that such Participant was entitled to exercise the Option at the date of such Participant's death.

          (f) Transferability. Except as otherwise provided by the Board, Options are not transferable except as designated by the Participant by will or the laws of descent and distribution.

2.03 DATE OF GRANTING OF OPTIONS

     The granting of an Option pursuant to the Plan shall take place on the date the Board decides to grant the Option. Within sixty (60) days of the granting of the Option, the Company shall submit to such Participant a Stock Option Agreement duly executed by and on behalf of the Company, with the request that such Participant execute the Agreement within thirty (30) days after the delivery by the Company of the Agreement to such Participant. If a Participant shall fail to execute the Stock Option Agreement within this thirty (30) day period, such Participant's Option may be terminated at the Board's election.

2.04 PAYMENT OF OPTION PRICE

     The payment of the Option Price of an Option granted under this Plan shall be subject to the following:

          (a) Subject to the following provisions of this Section 2.04, the full Option Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Company and described in subsection 2.04(d), payment may be made as soon as practicable after the exercise).

          (b) Payment of the Option Price may be in United States dollars, payable in cash or by check, determined as of the date of exercise, equal to the number of shares with respect to which the Option is exercised, multiplied by the Option Price per share. An Option shall be deemed exercised on the date payment and written request are received by the Board or by any person designated by the Board.

          (c) Participant may elect to pay the Option Price by tendering shares of Stock (by either actual delivery of shares or by attestation) valued at the Fair Market Value on the trading day immediately preceding the exercise date, subject to conditions the Board may impose through the adoption of rules or regulations or otherwise; provided, however, that this form of payment shall not be permitted unless at least one hundred (100) shares of Stock are delivered for this purpose.

          (d) Notwithstanding the provisions of subsections (b) and (c) of this
     Section 2.04, (i) Participants may, with the consent of the Company, elect to pay the exercise price of an Option through a broker-assisted cashless exercise and simultaneous sale procedure pursuant to which funds to pay the exercise price are delivered to the Company by a broker, and the broker subsequently sells the shares upon receipt of stock certificates from the Company; and (ii) Participants not subject to Section 16 of the Exchange Act may, with the consent of the Company, elect to engage in a cashless exercise and simultaneous sale of the underlying shares to the Company under its stock repurchase program, pursuant to which the Company shall withhold from the gross proceeds an amount equal to the exercise price of the Options and any Withholding Taxes required by Section 3.01.

2.05 FORM AND TIME OF ELECTION

     Granting of an Option shall impose no obligation on a Participant to exercise the Option. Unless otherwise specified herein, each election required or permitted to be made by any Participant, and any permitted modification or revocation thereof, shall be in writing filed with the Mid Am, Inc. Shareholder Relations Department at such times, in such form, and subject to such limitations and restrictions not inconsistent with the terms of this Plan, as the Board may require.

                                  ARTICLE III
                               GENERAL PROVISIONS

3.01 TAX WITHHOLDING

     Each Participant shall, as a condition of exercising an Option, pay to the Company the amount, if any, required to satisfy applicable federal, state and local income tax withholding requirements ("Withholding Taxes"). Withholding Taxes shall be payable as of the date income from the exercise is included in a Participant's gross income for federal income tax purposes (the "Tax Date"). A Participant may satisfy this requirement by electing one of the following methods (or a combination), which election is subject to the approval of the
Board:

          (a) remitting to the Company, in cash or by check, the amount of the Withholding Taxes;

          (b) remitting to the Company a number of shares of Stock (by either actual delivery of shares or attestation) having an aggregate Fair Market Value as of the trading day immediately preceding the Tax Date equal to the amount of the Withholding Taxes;

          (c) electing to have the Company withhold from the distribution the number of shares of Stock having an aggregate Fair Market Value as of the trading day immediately preceding the Tax Date equal to the amount of the Withholding Taxes.

     Any election by a Participant pursuant to clause (b) or (c) of this Section
3.01 must be made in accordance with such conditions not inconsistent with the terms of the Plan as the Board may impose through the adoption of rules or regulations or otherwise.

3.02 CHANGE IN STOCK, ADJUSTMENTS, ETC.

     (a) Change in Stock. In the event that the outstanding shares of common stock of the Company are increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares of a dividend payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such event, and this adjustment of outstanding Options shall be made without change of the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option Price per share.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


     (b) Change in Control. Upon the Change in Control of the Company, as defined below, each Option granted shall be immediately vested and fully exercisable as of the effective date of the Change in Control. After the effective date of the Change in Control, the Option shall remain fully exercisable until it would otherwise expire by reason of lapse of time. "Change in Control" means any one or more of the following events: (i) the merger or consolidation or sale of substantially all of the assets of the Company with or into any other corporation other than a transaction in which substantially all of the shareholders of the Company receive 50% or more of the common stock of the corporation resulting from the transaction; (ii) in excess of 24.99% of the outstanding common stock of the Company is owned, held or controlled by an entity, person or group acting in concert with the power to control the Company, as that term is defined in Rule 405 of the Securities Act of 1933; (iii) the sale or exchange of in excess of 24.99% of the assets of the Company to any entity, person or group acting in concert; (iv) the recapitalization, reclassification of securities or reorganization of the Company, which has the effect of either subpart (ii) or (iii) above; (v) the issuance by the Company of securities in an amount in excess of 24.99% of the outstanding common stock of the Company to any entity, person or group acting in concert and intending to exercise control of the Company; or (vi) the removal, termination or retirement of more that 49% of the members of the Board.

3.03 DURATION, AMENDMENT AND TERMINATION

     The Board may, at any time, terminate or amend the Plan, provided that, subject to the provisions of this Plan relating to certain adjustments to shares, no termination or amendment shall, without the consent of the affected Participant, adversely affect the rights of that Participant under any Option granted under the Plan prior to the date such amendment is adopted by the Board.

3.04 APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Stock subject to an Option are to be added to the general funds of the Company.

3.05 EFFECTIVE DATE OF PLAN

     Subject to the approval of the shareholders of Mid Am, Inc. at the 1998 annual meeting of Mid Am, Inc. shareholders, this Plan shall become effective March 20, 1997.

     Executed the 15th day of January, 1998, effective as of the Effective Date.

                                          MID AM, INC.


___________________________               By_________________________
Witness

                                    ANNEX 2

     RESOLVED, that the first sentence of the first paragraph of Article FOURTH of the Amended Articles of Incorporation is hereby amended to read in its entirety as follows:


     "FOURTH: The total authorized number of shares of the Corporation is one hundred two million (102,000,000), of which one hundred million (100,000,000) are common shares without par value ("Common Shares") and two million (2,000,000) are preferred shares without par value ("Preferred Shares")."


     RESOLVED, FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized and directed to take all actions, execute all instruments, and make all payments which are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Amended Articles of Incorporation of the Corporation, including without limitation, filing a certificate of such amendment with the Secretary of State of Ohio.

 [x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE                                        With-   For All
                                                      For     hold    Except

1. Election of all Nominees for Director in Class I.  [ ]      [ ]     [ ]

   GERALD D. ALLER            THOMAS S. NONEMAN
   WALTER L. LAMB, JR.        DOUGLAS J. SHIERSON
   JAMES E. LAUGHLIN          ROBERT E. STEARNS

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the exception(s) above. Your shares will be voted for the remaining nominees.

2. Approval of the Restated and Amended Mid Am, Inc. 1997 Stock Option Plan.
                                                      For  Against  Abstain
                                                      [ ]    [ ]     [ ]
3. Amendment of Article Fourth of the Restated and Amended Articles of Incorporation of the Company to increase the number of common shares authorized from 35 million shares to 100 million shares.
                                                      For  Against  Abstain
                                                      [ ]    [ ]     [ ]



            DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2 AND 3.


Please be sure to sign and date this Proxy.   Date_____________________________

_________________________________           ___________________________________
     Shareholder sign here                           Co-owner sign here


                       Please check appropriate box below
              if you wish to attend one of our Corporate Updates.

I will attend the April 22nd Corporate Update at Walnut Grove Country Club in Dayton, Ohio.
[  ]

I will attend the April 23rd Corporate Update at The Holiday Inn in Montpelier, Ohio.
[  ]

I will attend the April 28th Corporate Update at Memorial Hall in Lima, Ohio.
[  ]

I will attend the April 29th Corporate Update at Dominican Hall, Siena Heights College in Adrian, Michigan.

[  ]

I will attend the May 2nd Corporate Update at Stranahan Great Hall in Toledo, Ohio.
[  ]


                   PLEASE SEE REVERSE SIDE FOR DETAILS ON OUR
                               CORPORATE UPDATES



Mark box at right if an address change or comment has been noted on the reverse
side of this card.       [  ]

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

________________________________________________________________________________
____________________________________________________
DETACH CARD
DETACH CARD


                                MID AM(R), INC.

     Dear Shareholder,

     Enclosed is your Notice of Annual Meeting of Shareholders and related Proxy Statement for our 1998 Annual Meeting. In an effort to provide our shareholders a greater opportunity to review the progress of the Company, we have also scheduled five separate Corporate Updates in each of the geographic regions in which the Company operates.

     These Corporate Updates will include a detailed review of the financial, business and operating performance of the Company and an opportunity to ask questions of management. The Corporate Updates will, in the tradition of Mid Am, Inc., include food and refreshments prior to the meeting. The dates, times, and locations for each session are shown on the reverse side of this card.

     The business of the 1998 Annual Meeting, including the matters to be voted upon as described in the Notice and Proxy Statement, will be conducted on April 24, 1998 at 10:00 a.m. at the Toledo Club, Corinthian Room, Madison at 14th Street, Toledo, Ohio. You are also welcome to attend this Annual Meeting of Shareholders.

     The matters to be acted upon at the meeting are important to you as a shareholder. Therefore, whether or not you plan to attend, we urge you to complete and return the proxy card at your earliest convenience.

     We look forward to seeing you at our Corporate Updates.

     Sincerely,

     Edward J. Reiter

     Edward J. Reiter
     Chairman and CEO



MID AM, INC.                                      PROXY VOTING INSTRUCTION CARD

-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 1998

The undersigned hereby appoints James F. Bostdorff and Emerson J. Ross, Jr., and each of them, proxies, with the powers the undersigned would possess if present, and with full power of substitution, to vote all common shares of the undersigned in Mid Am, Inc. at the Annual Meeting and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the election of all listed nominees and, at their discretion, on any other matter that may properly come before the Annual Meeting.


PLEASE DATE, SIGN AND MAIL YOUR PROXY VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

___________________________                     ____________________________

___________________________                     ____________________________



                         MID AM, INC. CORPORATE UPDATES

We hope you can join us! Please mark the appropriate box on the proxy card with the session you'd like to attend. We look forward to seeing you at one of these five sessions.

-------------------------------------------------------------------------------

     WEDNESDAY, APRIL 22, 1998
     WALNUT GROVE COUNTRY CLUB
     5050 LINDEN AVENUE, DAYTON, OHIO
     5:30 PM RECEPTION / 6:15 PM PRESENTATION
     HOSTED BY: AMERIFIRST BANK
     QUESTIONS? CALL KELLY REITER @ (937)372-6933


     THURSDAY, APRIL 23, 1998
     HOLIDAY INN
     13508 STATE RT. #15, MONTPELIER, OHIO
     5:30 PM RECEPTION / 6:30 PM PRESENTATION
     HOSTED BY: FIRST NATIONAL BANK NORTHWEST OHIO
     QUESTIONS? CALL LORI LADD @ (419) 636-1164


     TUESDAY, APRIL 28, 1998
     MEMORIAL HALL
     120 WEST ELM STREET, LIMA, OHIO
     5:30 PM RECEPTION / 6:30 PM PRESENTATION
     HOSTED BY AMERICOM BANK
     QUESTIONS CALL CHRISTIE BARNS @ (800)837-0187


     WEDNESDAY, APRIL 29, 1998
     DOMINICAN HALL, SIENA HEIGHTS COLLEGE
     1247 EAST SIENA HEIGHTS DRIVE, ADRIAN, MICHIGAN
     5:30 PM RECEPTION / 6:15 PM PRESENTATION
     HOSTED BY: ADRIAN STATE BANK
     QUESTIONS? CALL DEB OWENS @ (517)265-8125


     SATURDAY, MAY 2, 1998
     STRANAHAN GREAT HALL
     4645 HEATHERDOWNS BOULEVARD, TOLEDO, OHIO
     1:00 PM LUNCHEON / 2:00 PM PRESENTATION
     HOSTED BY: MID AMERICAN NATIONAL BANK & TRUST COMPANY
     QUESTIONS? CALL MELISSA ZATKO @ (419)249-3360